EXHIBIT 8(z)
                      AMENDMENT TO PARTICIPATION AGREEMENT
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                                                                    EXHIBIT 8(z)

                      AMENDMENT TO PARTICIPATION AGREEMENT

         The Participation Agreement, by and among, Quest For Value Accumulation Trust, Quest For Value Distributors, and IL Annuity and Insurance Company, dated September 5, 1995 and amended March 22, 2000, is hereby amended, effective as of June 1, 2001, as follows:

        1. Paragraph 12.2, is revised in its entirety to read as follows:

                  Subject to law and regulatory authority, each party hereto shall treat as confidential all information pertaining to the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P.

        2. Schedule 2, is hereby amended to add the following Portfolios of OCC Accumulation Trust: OCC Science and Technology.


        IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Agreement as of June 1, 2001.

              QUEST FOR VALUE ACCUMULATION TRUST

              By:____________________________
              Name:__________________________
              Title:_________________________

              QUEST FOR VALUE DISTRIBUTORS

              By: ___________________________
              Name:__________________________
              Title:_________________________

              IL ANNUITY AND INSURANCE COMPANY
              By:____________________________
              Name:__________________________
              Title:_________________________